EXHIBIT 2

                        SCHEDULE OF BENEFICIAL OWNERSHIP

                                              ADDITIONAL
                       NUMBER OF SHARES        PRIVATE        PERCENTAGE OF
                      OF COMMON STOCK PER     PLACEMENT         CLASS OF
NAME OF GROUP MEMBER    AMENDMENT NO. 2     OPTION SHARES     SECURITIES(1)
--------------------- -------------------- ----------------- ---------------
Berg & Berg                27,333                  --               *
Enterprises, Inc.
Berg & Berg Developers     22,333                  --               *
Carl E. Berg               53,071              50,000            1.3%
Clyde J. Berg              27,333                  --               *
Carl E. Warden            117,333              39,609            1.9%
Leonard C. Perham          34,833                  --               *
Alan B. Kalin              12,333                  --               *
John C. Bolger             22,222               6,250               *
Roger S. Kirk              34,556                  --               *
Patrick W. Hurley          30,333                  --               *
Roy A. Wright (IRA)        12,333                  --               *
Richard T. Tarrant         12,333                  --               *
(IRA)
John J. Bartko (IRA)       12,333                  --               *
Calvin L. Reed and         23,433                  --               *
Linda Eng Reed
Revocable  Living
Trust
Thelmer Aalgaard           82,973              70,000            1.9%
Douglas Broyles            12,333                  --               *
Michael L .Knapp           34,733              60,000            1.2%
Mark Lewis                 12,333                  --               *
Raymond L. Staepelaere     30,378                  --               *
Annemarie Staepelaere      16,500                  --               *
David J. Staepelaere       16,500                  --               *
Robert S. & Julia G.       22,200                  --               *
Reis Trust Agreement
Dated July 3, 1996
Robert L. & Sharon K.     111,111                  --            1.4%
Yoerg
Alan H. Huggins            22,200                  --               *
Steve Zungul               29,000                  --               *
Roland M. Webb             33,334                  --               *
Bert B. & Adrena F.        44,446                  --               *
Valdez
Curtis Valdez               4,445                  --               *
Russel Valdez               4,445                  --               *
Adrianna Parker             4,445                  --               *
Duane Rayburn              33,334                  --               *
Joel G. Sakamoto           30,000                  --               *
Eric A. McAfee             70,000                  --               *
Monika Kopp Butze          20,000                  --               *
UTA, Charles Schawb &
Co., Inc. IRA
Rollover DTD 8/2/95
Acct. #SR 2003-6975
David M. Butze IRA          3,000                  --               *
Acct. #818-73-D81
Renee Michaels              2,220                  --               *
Mike Aalgaard               2,220                  --               *
Bruce Aalgaard              2,220                  --               *
Ilan Bender                33,334                  --               *
Myron Crawford, IRA        28,880                  --               *
Lee B. Stern               11,000                  --               *
Jeffrey B. Stern           11,000                  --               *
Daniel B. Stern            11,000                  --               *
January S. Scarpino        11,000                  --               *
Kenneth B. Stern           11,000                  --               *
Michael J. Anderson            --             225,000           2.75%

-------------
*Less than 1%.

(1) Includes (i) 6,495,058 shares issuable in private placements, all of which are subject to irrevocable purchase commitments, and (ii) shares issuable upon the exercise of stock options within 60 days from September 22, 1998.